EXHIBIT 2.2


                              AGREEMENT OF MERGER

      THIS AGREEMENT OF MERGER, dated as of July 14, 2006 (this "Merger Agreement"), is made and entered into by and between SAN JOAQUIN BANK (the "Bank"), SAN JOAQUIN REORGANIZATION CORP. ("Reorganization Co."), and SAN JOAQUIN BANCORP (the "Holding Company").

                           RECITALS AND UNDERTAKINGS

A. The Bank is a California state-chartered bank with its principal office in the City of Bakersfield, State of California. Reorganization Co. is a corporation duly organized and existing under the laws of the State of California. The Holding Company is a corporation duly organized and existing under the laws of the State of California with its principal office in the City of Bakersfield, State of California.

B. As of the date hereof, the Bank has 10,000,000 shares of common stock without par value authorized and 5,000,000 shares of preferred stock authorized. As of the date hereof, 3,477,712 shares of common stock are issued and outstanding and no shares of preferred stock are outstanding.

C. As of the date hereof, Reorganization Co. has 100 shares of common stock without par value authorized. Immediately prior to the Effective Date (as such term is defined below), 100 shares of such common stock will be issued and outstanding, all of which shares will be owned by the Holding Company.

D. As of the date hereof, the Holding Company has 20,000,000 shares of common stock without par value authorized and 5,000,000 shares of preferred stock authorized. As of the date hereof, the Holding Company has one share of common stock issued and outstanding and no shares of preferred stock outstanding.

E. The Boards of Directors of the Bank, the Holding Company and Reorganization Co., respectively, have unanimously approved an Agreement and Plan of Reorganization dated of even date herewith (the "Agreement"), providing, among other things, for the execution and filing of this Merger Agreement.

F. The Holding Company, as sole shareholder of Reorganization Co., has approved the Agreement and this Merger Agreement and authorized their execution, and Bruce Maclin, as sole shareholder of the Holding Company, has approved this Agreement and authorized its execution.

      NOW, THEREFORE, in consideration of the promises and mutual agreements contained in this Merger Agreement, the parties to this Merger Agreement hereby agree that Reorganization Co. shall be merged with and into the Bank (the "Merger") in accordance with the provisions of the laws of the State of California upon the terns and subject to the conditions set forth as follows:

      1.    MERGER.

      1.1 EFFECTIVE DATE. Upon the filing with the California Secretary of State of a duly executed counterpart of this Merger Agreement with the officers'

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certificates  prescribed by Section 1103 of the California  General  Corporation
Law attached thereto, the Merger shall become effective.

      1.2 EFFECT OF THE MERGER. On the Effective Date, Reorganization Co. shall be merged with and into the Bank and the separate corporate existence of Reorganization Co. shall cease. The Bank shall be the surviving corporation (the "Surviving Corporation") in the Merger. It shall thereupon succeed, without other transfer, to all rights and properties of, and shall be subject to all the debts and liabilities of, Reorganization Co. and the separate existence of the Bank as a California corporation, with all its purposes, objects, rights, powers, privileges and franchises shall continue unaffected and unimpaired by the Merger.

      2.    CORPORATE GOVERNANCE MATTERS.

      2.1 ARTICLES OF INCORPORATION AND BY-LAWS. From and after the Effective Date and until thereafter amended as provided by law: (a) the Articles of Incorporation of the Bank as in effect immediately prior to the Effective Date shall be and continue to be the Articles of Incorporation of the Surviving Corporation; and (b) the Bylaws of the Bank as in effect immediately prior to the Effective Date shall be and continue to be the Bylaws of the Surviving Corporation.

      2.2 DIRECTORS AND OFFICERS. On the Effective Date: (a) the directors of the Surviving Corporation shall be those persons who are the directors of the Bank immediately prior to the Effective Date; and (b) the officers of the Surviving Corporation shall be those persons who are the officers of the Bank at the Effective Date.

      3.    STOCK.

      3.1 STOCK OF REORGANIZATION CO. At the Effective Date, each share of common stock of Reorganization Co. issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger, be deemed to be exchanged for and converted into one share of fully paid and nonassessable common stock of the Bank.

      3.2 STOCK OF THE BANK. At the Effective Date, each share of common stock of the Bank issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger, be deemed to be exchanged for and converted into one share of fully paid and nonassessable common stock of the Holding Company, in accordance with the provisions of Section 3.3 hereto.

      3.3 EXCHANGE OF STOCK BY THE BANK SHAREHOLDERS. At the Effective Date or as soon as practicable thereafter, the following actions shall be taken to effectuate the exchange and conversion specified in Section 3.2 hereof:

            (a) The shareholders of the Bank of record immediately prior to the Effective Date shall be allocated and entitled to receive for each share of common stock of the Bank then held by them respectively one share of common stock of the Holding Company.

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            (b)   Subject  to the  provisions  of  Section  3.3(c)  hereof,  the
Holding Company shall issue to the shareholders of the Bank the shares of common stock of the Holding Company which said shareholders are entitled to receive.

            (c) After the Effective Time, outstanding certificates representing shares of common stock of the Bank (except certificates issued to the Holding Company in connection with the Merger) shall represent shares of common stock of the Holding Company, and such certificates may, but need not, be exchanged by the holders thereof for new certificates for the appropriate number of shares of the Holding Company.

      4.    TERMINATION OR AMENDMENT.

      4.1 This Merger Agreement shall terminate forthwith in the event that the Agreement shall be terminated as therein provided.

      4.2 This Merger Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto.

      4.3 This Merger Agreement may be signed in any number of counterparts, each of which shall be deemed an original, and all of which shall be deemed but one and the same instrument.

      5.    MISCELLANEOUS.

      5.1 The Agreement is and will be maintained on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is 1000 Truxtun Avenue, Bakersfield, California 93301.

      5.2   A  copy  of  the  Agreement  will  be  furnished  by  the  Surviving
Corporation, on request and without cost to any shareholder of Reorganization Co. or the Bank.

      5.3 The Agreement between the parties to the Merger has been executed by the parties in accordance with the requirements of Chapter 12 of the California General Corporation Law.

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      IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the date first written above.

Bank:                              SAN JOAQUIN BANK


                                   By: /S/ BRUCE MACLIN
                                       --------------------
                                       Name:  Bruce Maclin
                                       Its: Chairman of the Board



                                   By: /S/ STEPHEN M. ANNIS
                                       --------------------
                                       Name:  Stephen M. Annis
                                       Its: Secretary


Reorganization Co.:                SAN JOAQUIN REORGANIZATION CORP.


                                   By: /S/ BRUCE MACLIN
                                       --------------------
                                       Name:  Bruce Maclin
                                       Its: Chairman of the Board and Chief
                                       Executive Officer


                                   By: /S/ STEPHEN M. ANNIS
                                       --------------------
                                       Name:  Stephen M. Annis
                                       Its: Secretary


Holding Company:                   SAN JOAQUIN BANCORP


                                   By: /S/ BRUCE MACLIN
                                       --------------------
                                       Name:  Bruce Maclin
                                       Its: Chairman of the Board and Chief
                                       Executive Officer



                                   By: /S/ STEPHEN M. ANNIS
                                       --------------------
                                       Name:  Stephen M. Annis
                                       Its: Secretary